Exhibit 99.1
News Release

Contact:	Joseph F. Furlong	or	Stephen L. Clanton
	President and CEO		Executive VP & CFO
	(615) 221-8884		(615) 221-8884
Primary Contact
     For Immediate Release
AMERICAN HOMEPATIENT, INC. ANNOUNCES SALE OF
SKILLED NURSING HOME HEALTH SERVICES BUSINESS IN TALLAHASSEE, FL

BRENTWOOD, Tenn. (April 3, 2007) — American HomePatient, Inc. (OTCBB: AHOM), one of the nation’s largest home health care providers, today announced the sale of its skilled nursing home health services business in Tallahassee, Florida to Amedisys, Inc. (NASDAQ: AMED).
This sale will not affect American HomePatient’s ongoing infusion and durable medical equipment business in Tallahassee. The net proceeds of the sale will be used to pay down American HomePatient’s long-term debt.
American HomePatient, Inc. is one of the nation’s largest home health care providers with 249 centers in 34 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.’s common stock is currently traded in the over-the-counter market or, on application by broker-dealers, in the NASD’s Electronic Bulletin Board under the symbol AHOM or AHOM.OB.
Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding current and future reimbursement rates, as well as reimbursement reductions and the Company’s ability to mitigate the impact of the reductions. These risks and uncertainties are in addition to risks, uncertainties, and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.